UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012

O’CHARLEY’S INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-18629

Tennessee	62-1192475
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3038 Sidco Drive

Nashville, Tennessee 37204

(Address of principal executive offices, including zip code)

(615) 256-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

EXPLANATORY NOTE

O’Charley’s Inc. (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on April 9, 2012 (“Original Filing”). The Original Filing reported certain matters related to the acquisition of the Company by Fidelity National Financial, Inc. and its affiliates. The sole purpose of this Form 8-K/A is to disclose certain additional information required by Item 3.01 of Form 8-K. No other changes have been made to the Original Filing.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2012, the Company informed NASDAQ that, as a result of the resignation and appointment of certain directors in accordance with the terms of the Merger Agreement (as defined in the Original Filing), as described in Item 5.02 of the Original Filing, the Company is no longer in compliance with NASDAQ Listing Rule 5605(c) (“Rule 5605(c)”) which requires that the audit committee of the Company’s Board of Directors be composed of at least three independent directors. As a result of the actions described in Item 5.02 of the Original Filing, there are only two members of the Company’s Board of Directors that qualify as independent under Rule 5605(c). Each of the independent directors serves on the Company’s audit committee. If the Merger (as defined in the Original Filing) does not occur, the Company will take the necessary steps to appoint an additional independent director to the Company’s Board of Directors and to the Company’s audit committee in order to comply with Rule 5605(c).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’CHARLEY’S INC.

By:	/s/ R. Jeffrey Williams

R. Jeffrey Williams
Chief Financial Officer and Treasurer

Date: May 1, 2012